New England Zenith Fund
Form N-SAR for period ended June 30, 2002
Sub-Item 77M: Mergers and Sub-Item 77Q1(g)

State Street Research Bond Income Series

The Agreement and Plan of Reorganization dated as of February 5, 2002 between Metropolitan Series Fund, Inc., on behalf of the State Street Research Bond Income
Portfolio, and New England Zenith Fund (the "Registrant"), on behalf of the State Street Research Bond Income Series is hereby incorporated by reference from the filing by the Registrant of the definitive prospectus/proxy statement with respect to such fund reorganization under Rule 497 with the Securities and Exchange Commission on March 29, 2002.

State Street Research Money Market Series

The Agreement and Plan of Reorganization dated as of February 5, 2002 between Metropolitan Series Fund, Inc., on behalf of the State Street Research Money Market Portfolio, and New England Zenith Fund (the "Registrant"), on behalf of the State Street Research Money Market Series is hereby incorporated by reference from the filing by the Registrant of the definitive prospectus/proxy statement with respect to such fund reorganization under Rule 497 with the Securities and Exchange Commission on March 29, 2002.




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